                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported): September 18, 2000
                                (July 6, 2000)



                            e-commerce group, Inc.
--------------------------------------------------------------------------------
              (Exact name of registrant as specified in charter)


                                    Nevada
--------------------------------------------------------------------------------
                (State of other jurisdiction of incorporation)


         000-27139                                         88-0293704
-----------------------------                  ---------------------------------
   (Commission File Number)                    (IRS Employer Identification No.)


              3675 Pecos-McLeod, Suite 1400, Las Vegas, NV          89121
              -----------------------------------------------------------
              (Address of principal executive offices)         (Zip Code)


        Registrant's telephone no. including area code:  (702) 866-2500
                                                         --------------


           _________________________________________________________
      (Former Name or Address, if changed since Last Report)   (Zip Code)

Item 2.      Acquisition or Disposition of Assets

This Form 8-K/A is being filed as an amendment to the Form 8-K filed by e-commerce group, Inc. (the "Company") on July 18, 2000 in connection with the acquisition by the Company on July 6, 2000 of all of the outstanding capital stock of Sports Fitness & Leisure, Limited ("SFL"), a United Kingdom corporation, to include the financial statements required by Item 2 of Form 8-K and Regulation S-X.

Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.
         -----------------------------------------------------------------

(a) & (b)  Financial Statements & Pro Forma Financial Statements

(a)  Financial Statements of the Business Acquired

Sports Fitness & Leisure Limited

Table of Contents...............................................................................................    F-1

Report of Independent Auditors..................................................................................    F-2

Balance Sheets as of September 30, 1999 and 1998 and as of June 30, 2000 (Unaudited)............................    F-3

Statements of Operations for the Periods Ended September 30, 1999 and 1998 and
     for the Nine Month Periods Ended June 30, 2000 and 1999 (Unaudited)........................................    F-4

Statements of Cash Flows for the Periods Ended September 30, 1999 and 1998 and
     for the Nine Month Periods Ended June 30, 2000 and 1999 (Unaudited)........................................    F-5

Statements of Shareholders' Equity for the Periods Ended September 30, 1999 and
     1998 and for the Nine Month Period Ended June 30, 2000 (Unaudited).........................................    F-6

Notes to Financial Statements September 30, 1999 and 1998 and June 30, 2000 (Unaudited).........................    F-7

(b)  Pro Forma Financial Information

e-commerce group, Inc. and Subsidiaries

Unaudited Condensed Pro Forma Consolidated Financial Information................................................   F-13

Unaudited Condensed Pro Forma Consolidated Balance Sheet June 30, 2000..........................................   F-14

Unaudited Condensed Pro Forma Consolidated Statement of Operations for the Six Months Ended June 30, 2000.......   F-15

Unaudited Condensed Pro Forma Consolidated Statement of Operations for Year Ended December 31, 1999.............   F-16

Note to Unaudited Condensed Pro Forma Consolidated Financial Information.......................................   F-17

(c)  Exhibits

     10.7.1 Schedule 2 to Exhibit 10.7, Agreement between the Prudential Assurance Company Limited and Sports Fitness Leisure Limited dated August 13, 1999

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  e-commerce group, Inc.




                                                  By: /s/ Tony Arnold
                                                      ----------------
                                                      Tony Arnold
                                                      Chief Executive Officer

Date: September 18, 2000

Financial Statements of the Business Acquired

Sports Fitness and Leisure Limited

Report of Independent Auditors...................................................................................  F-2

Balance Sheets as of September 30, 1999 and 1998 and as of June 30, 2000 (Unaudited).............................  F-3

Statements of Operations for the Periods Ended September 30, 1999 and 1998 and

     for the Nine Month Periods Ended June 30, 2000 and 1999 (Unaudited).........................................  F-4

Statements of Shareholders' Equity for the Periods Ended September 30, 1999 and 1998

     and for the Nine Month Period Ended June 30, 2000 (Unaudited)...............................................  F-5

Statements of Cash Flows for the Periods Ended September 30, 1999 and 1998 and

     for the Nine Month Periods Ended June 30, 2000 and 1999 (Unaudited).........................................  F-6

Notes to Financial Statements September 30, 1999 and 1998 and June 30, 2000 (Unaudited)..........................  F-7

Pro Forma Financial Information

e-commerce group, Inc. and Subsidiaries

Unaudited Condensed Pro Forma Consolidated Financial Information.................................................  F-13

Unaudited Condensed Pro Forma Consolidated Balance Sheet June 30, 2000...........................................  F-14

Unaudited Condensed Pro Forma Consolidated Statement of Operations for the Six Months Ended June 30, 2000........  F-15

Unaudited Condensed Pro Forma Consolidated Statement of Operations for Year Ended December 31, 1999..............  F-16

Note to Unaudited Condensed Pro Forma Consolidated Financial Information.........................................  F-17

                        Report of Independent Auditors

The Board of Directors

Sports Fitness & Leisure Limited


We have audited the accompanying balance sheets of Sports Fitness & Leisure Limited as of September 30, 1999 and 1998, and the related statements of operations, shareholders' equity, and cash flows for the year ended September 30, 1999 and the period from October 2, 1997 (inception) through September 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sports Fitness & Leisure Limited at September 30, 1999 and 1998, and the results of its operations and its cash flows for the year ended September 30, 1999 and the period from October 2, 1997 (inception) through September 30, 1998, in conformity with United States generally accepted accounting principles.


                                                                   ERNST & YOUNG


Reading, England

September 18, 2000

                       SPORTS FITNESS & LEISURE LIMITED
                                 BALANCE SHEET

                                                                                                     June 30,
                                                                           September 30,               2000
                                                                  ----------------------------     -----------
                                                                    1999                1998       (Unaudited)
                                                                  --------            --------
ASSETS
Cash and cash equivalents                                        $  353,589           $      2      $ 17,250
VAT recoverable                                                     161,015              8,974       236,365
Other current assets                                                  4,743                388         4,003
                                                              -------------      -------------    ----------
Total current assets                                                519,347              9,364       257,618

Plant and equipment, net                                             67,414              6,395        77,366
                                                              -------------      -------------    ----------
TOTAL ASSETS                                                     $  586,761           $ 15,759    $  334,984
                                                              =============      =============    ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Bank loans and overdrafts                                        $        -           $ 34,714    $    8,115
Accounts payable                                                     64,393                  -       215,323
Capital lease obligations - current portion                          12,143                  -        12,113
Amounts due to related parties                                            -             19,917             -
Accrued expenses and other liabilities                              106,350             18,307        64,426
                                                              -------------      -------------    ----------
TOTAL CURRENT LIABILITIES                                           182,886             72,938       299,977

Long term debt                                                    1,079,331                  -     1,385,322
Capital lease obligations - non current portion                      41,004                  -        29,031

COMMITMENTS

SHAREHOLDERS' EQUITY:

Ordinary shares, (Pounds)1.00 par value: 1,000 shares
authorised at September 30, 1998; 1,300 shares                        2,147              1,503         2,147
authorised at September 30, 1999; 900 shares
issued and outstanding at September 30, 1998;
1300 shares issued and outstanding at September 30, 1999

A ordinary shares, (Pounds)1.00 per value: no shares
authorised at September 30, 1998; 100 shares
authorised at September 30, 1999; 100 shares                            161                  -           161
issued and outstanding at September 30, 1999

Additional paid in capital                                           13,255                  -        13,255
Accumulated deficit                                                (737,191)           (58,664)   (1,485,593)
Other comprehensive income-currency translation adjustment            5,168                (18)       90,684
                                                              -------------      -------------    ----------

TOTAL SHAREHOLDERS' EQUITY                                         (716,460)           (57,179)   (1,379,346)
                                                              -------------      -------------    ----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                       $  586,761           $ 15,759    $  334,984
                                                              =============      =============    ==========

See accompanying notes.

                       SPORTS FITNESS & LEISURE LIMITED
                           STATEMENTS OF OPERATIONS

                                                                                   Period from
                                                                                October 2,1997
                                                                 Year ended        (inception)          Nine months ended
                                                              September 30,   to September 30,               June 30,
                                                                                                    -----------------------
                                                                       1999               1998            2000         1999
                                                                     ------             ------      ----------    ---------
                                                                                                            (unaudited)
REVENUE                                                          $    4,613           $      -      $  (2,608)    $  (2,053)
                                                               ------------       ------------      ---------     ---------
GROSS PROFIT                                                          4,613                  -         (2,608)       (2,053)

Operating expenses:
 Research and development                                            48,781             30,449         14,466        35,711
 Sales, general and administrative                                  613,107             68,728        710,007       336,262
 Loan forgiven                                                            -            (92,235)             -             -
 Amounts written off investments                                          -             52,208              -             -
                                                               ------------       ------------      ---------     ---------
Total operating expenses                                            661,888             59,150        724,473       371,973


OPERATING LOSS                                                     (657,275)           (59,150)      (721,865)     (369,920)

Interest receivable and similar income                                  874                813          2,606             -
Interest expense                                                     22,126                327         29,143        10,086
                                                               ------------       ------------      ---------     ---------
LOSS BEFORE INCOME TAXES                                           (678,527)           (58,664)      (748,402)     (380,006)

Income tax expense                                                        -                  -              -             -
                                                               ------------       ------------      ---------     ---------
LOSS                                                             $ (678,527)          $(58,664)     $(748,402)    $(380,006)
                                                               ============       ============      =========     =========


See accompanying notes.

                       SPORTS FITNESS & LEISURE LIMITED
                      STATEMENT OF SHAREHOLDERS' EQUITY
         Period from October 2, 1997 (inception) to June 30, 2000

                                                                                                 Retained
                                                                                              deficit and
                                                                               Additional         compre-
                                                       Ordinary shares            paid in         hensive
                                                   Shares          Amount         capital          income           Total
                                             ------------    ------------    ------------    ------------    ------------
Issuance of ordinary shares on
  inception in October 1997 at par value              900        $  1,503         $     -      $        -      $    1,503

Net loss for the period                                 -               -               -         (58,664)        (58,664)
Currency translation adjustments                                                                      (18)            (18)
                                                                                               ----------      ----------
Comprehensive income                                                                              (58,682)        (58,682)
                                             ------------    ------------    ------------    ------------    ------------
Balance at September 30, 1998                         900           1,503               -         (58,682)        (57,179)

Issuance of ordinary shares at
  $45.79 per share                                    300             483          13,255               -          13,738
Issuance of ordinary shares at par value              100             161               -               -             161
Issuance of A ordinary shares at par value            100             161               -               -             161

Net loss for the year                                   -               -               -        (678,527)       (678,527)
Currency translation adjustments                                                                    5,186           5,186
                                                                                               ----------      ----------
Comprehensive income                                                                             (673,341)       (673,341)
                                             ------------    ------------    ------------    ------------    ------------
Balance at September 30, 1999                       1,400           2,308          13,255        (732,023)       (716,460)

Net loss for the period (unaudited)                     -               -               -        (748,402)       (748,402)
Currency translation adjustments (unaudited)            -               -               -          85,516          85,516
                                                                                               ----------      ----------
Comprehensive income (unaudited)                                                                 (662,886)       (662,886)
                                             ------------    ------------    ------------    ------------    ------------
Balance at June 30, 2000 (unaudited)                1,400        $  2,308       $  13,255    $ (1,394,909)   $ (1,379,346)
                                             ============    ============    ============    ============    ============

                       SPORTS FITNESS & LEISURE LIMITED
                           STATEMENTS OF CASH FLOWS

                                                                                     Period from
                                                                                 October 2, 1997
                                                                                     (inception)
                                                                    Year ended                to        Nine months ended
                                                                 September 30,     September 30,             June 30,
                                                                                                     --------------------------
                                                                          1999              1998            2000           1999

                                                                 -------------   ---------------     -----------     ----------
                                                                                                             (unaudited)
OPERATING ACTIVITIES
Net loss                                                           $  (678,527)      $   (58,664)    $  (748,402)    $ (380,006)
Adjustments to reconcile net loss to net cash used in
 operating activities:
    Depreciation and amortization                                       16,740               335          16,337         11,815
    Write off of borrowings from related parties                       (19,917)          (92,235)              -              -
    Write off of investment                                                  -            52,208               -              -

Changes in operating assets and liabilities:
    Amounts due to related parties                                           -           (11,598)              -        (19,917)
    VAT recoverable                                                   (152,041)           (8,974)        (75,350)       (69,227)
    Other current assets                                                (4,355)             (388)            740        (42,722)
    Accounts payable                                                    64,393                 -         150,930         69,556
    Accrued expenses and other liabilities                             101,288            18,307         (16,203)        23,101
                                                                 -------------   ---------------     -----------     ----------
Cash used in operating expenses                                       (672,419)         (101,009)       (671,948)      (407,400)

INVESTING ACTIVITIES
Acquisitions of plant and equipment                                    (10,215)           (6,730)        (26,289)        (8,562)
Investments                                                                  -           (52,208)              -              -
                                                                 -------------   ---------------     -----------     ----------
Cash used in investing activities                                      (10,215)          (58,938)        (26,289)        (8,562)

FINANCING ACTIVITIES
Borrowings from related parties                                              -           123,750               -              -
Capital lease repayments                                               (14,397)                -         (12,003)       (12,915)
Borrowings from long-term debt                                       1,066,167                 -         354,850        510,496
Proceeds from issuance of common stock                                  14,060             1,503               -         13,416
                                                                 -------------   ---------------     -----------     ----------
Cash provided by financing activities                                1,065,830           125,253         342,847        510,997
Effect of exchange rates on cash                                         5,105               (18)         10,936         14,909
Increase (decrease) in cash and cash equivalents                       388,300           (34,712)       (344,453)       109,944
Cash and cash equivalents at beginning of period                       (34,712)                -         353,589        (34,712)
                                                                 -------------   ---------------     -----------     ----------
Cash and cash equivalents at end of period                         $   353,589       $   (34,712)    $     9,135     $   75,232)
                                                                 =============   ===============     ===========     ==========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest                                             $     8,880       $       327     $     3,422     $    7,483
                                                                 =============   ===============     ===========     ==========
Equipment acquired under capital leases                            $    67,544       $         -     $         -     $   67,544
                                                                 =============   ===============     ===========     ==========
Loan forgiven                                                      $         -       $    92,235     $         -     $        -
                                                                 =============   ===============     ===========     ==========

See accompanying notes.

                       SPORTS FITNESS & LEISURE LIMITED

                       NOTES TO THE FINANCIAL STATEMENTS
 (Information for the nine months ended June 30, 1999 and 2000 is unaudited)


1.   BUSINESS ORGANIZATION

     Sports Fitness & Leisure Limited (the Company) was incorporated in England and Wales in October 1997. The Company undertakes a single activity, the building and maintenance of an association of individuals and businesses involved in the sports, fitness and leisure industry with the intention of developing a web-based portal to allow access for its members to various services. Currently, the Company only offers a single service, that is access to personal pension plans by members of an association.

     At September 30, 1999 and at June 30, 2000, the Company had incurred recurring net losses and, as of those dates, had an accumulated deficit of approximately $737,191 and $1,485,593 respectively. Substantially all of the losses have been financed through borrowings from the Prudential Assurance Company Limited. Management believes that it will be able to obtain additional funds from Prudential Assurance Company Limited (see note
     5). In the event that adequate funds are not available from this source, the Company will reduce its level of spending.

     The condensed financial statements of the Company as of June 30, 2000, and for the nine months ended June 30, 2000 and 1999 are unaudited and, in the opinion of management, contain all adjustments, consisting only of normal recurring items, necessary for the fair presentation of the financial position and results of operations for the interim periods.

2.   SIGNIFICANT ACCOUNTING POLICIES

     Use of estimates
     The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Revenue Recognition
     The company sells services to subscribers of its membership scheme. Income is recognised in the statement of operations when the subscription commences. Bad debt write off and corresponding costs are expensed when incurred.

     Cash and cash equivalents
     Cash equivalents consist of highly liquid financial instruments, original maturities of ninety days or less at the time of purchase.

     Plant and equipment
     Plant and equipment is carried at cost less accumulated depreciation. Plant and equipment is depreciated for financial reporting purposes using the straight-line method over its estimated useful life of five years.

     Plant and equipment consisted of the following:

                                               September 30,      June 30,
                                             -----------------
                                              1999       1998       2000

                                             -------    ------    --------

     Plant and equipment                     $84,489    $ 6730    $110,778
     Less accumulated depreciation            17,075       335      33,412
                                             -------    ------    --------

                                             $67,414    $6,395    $ 77,366
                                             =======    ======    ========

                        SPORTS FITNESS & LEISURE LIMITED

 (Information for the nine months ended June 30, 1999 and 2000 is unaudited)


     Income taxes
     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (FAS 109). Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates that will be in effect when the differences are expected to reverse.

     Research and development expenditure
     Research and development costs are expensed as incurred.

     Significant concentrations

     Financial instruments
     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of investments in cash equivalents. The Company invests in money market funds, commercial paper, and certificates of deposit of high-credit quality institutions. The Company is exposed to credit risks in the event of default by these institutions to the extent of the amount recorded on the balance sheet.

     Advertising
     The cost of advertising is expensed as incurred. Advertising expenses totalled $100,431 and $1,097 in 1999 and 1998 respectively, and $185,159 and $57,244 in the periods ended June 30, 2000 and June 30, 1999 respectively.

     Comprehensive income
     SFAS 130 "Reporting Comprehensive Income" requires an enterprise to classify items of other comprehensive income by their nature in the financial statements and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position.

     Under SFAS 130, foreign currency translation adjustments are included in other comprehensive income. As of September 30, 1998, September 30, 1999, and June 30, 2000, the balance of accumulated other comprehensive income of $(18), $5,168 and $90,684 respectively, was comprised entirely of accumulated foreign currency translation adjustments. Cumulative translation adjustments are not tax affected.

     Foreign Currency Translation
     The functional currency of Sports Fitness and Leisure Limited is the pound sterling. These financial statements are translated into US dollars, in accordance with SFAS No. 52 "Foreign Currency Translation", the reporting currency of Sports Fitness and Leisure Limited using period-end rates for the balance sheets and average rates for the period for the statements of operations and cash flows. Translation gains and losses arising on translation are recorded in shareholders' equity as other comprehensive income.

     There have been no transaction gains or losses in the periods presented.

     Sports Fitness and Leisure Limited has not entered into any hedging transactions or derivatives in the periods presented.

     New Accounting Pronouncements
     The Financial Accounting Standards Board had issued SFAS 133, which has not yet been adopted by Sports Fitness and Leisure Limited. SFAS 133 "Accounting for Derivative Instruments and Hedging Activities" is effective for fiscal years beginning after June 15, 2000. This standard requires all derivatives to be recognized as either assets or liabilities on the balance sheet at their fair values. It also prescribes the accounting to be followed for the changes in the fair values of derivatives depending upon their intended use and resulting designation. It supersedes or amends the existing standards which deal

                        SPORTS FITNESS & LEISURE LIMITED

 (Information for the nine months ended June 30, 1999 and 2000 is unaudited)

     with hedge accounting and derivatives. Sports Fitness and Leisure Limited does not expect that adopting this standard will have a material impact on the US GAAP amounts reported in its financial statements.

     In December 1999, the staff of the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No.101, "Revenue Recognition", which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. Adoption of SAB No. 101 has been delayed until the 4th quarter of 2000 by the SEC. SAB No. 101 outlines the basic criteria that must be met in order to recognize revenue and provides guidance for disclosures related to revenue recognition policies. Although management has not fully assessed the impact of adopting SAB No. 101 on the Company's financial position and results of operations in 2001 and thereafter, management does not expect the effect, if any, to be material.

3.   WRITE-OFF OF INVESTMENT
     The Company purchased the name `Sports Fitness and Leisure Financial Services' in 1998 for $52,208. Management subsequently determined that the value of this investment was impaired and as a result during the period ended September 30, 1998 the investment was written down to $ nil.

4.   COMMITMENTS
     At September 30, 1999, the Company's aggregate commitment under noncancelable lease arrangements for cars were as follows:

                                                  Capital leases    Operating
                                                                       Leases

                                                  --------------    ---------
     Year ending September 30,
     2000                                                $16,380       $7,382
     2001                                                 16,380        1,845
     2002                                                 28,711            -
                                                  --------------    ---------
     Total minimum payments required                      61,471       $9,227
                                                                    =========
     Less amount representing interest                    (8,324)
                                                  --------------
     Present value of future payments                     53,147
     Less current portion                                (12,143)
                                                  --------------
     Long-term portion                                  $ 41,004
                                                  --------------

     The cost of the assets under capital lease arrangements was $67,544 at September 30, 1999 and June 30, 2000 (none at September 30, 1998) and the related accumulated depreciation was $10,351 at September 30, 1999 and $21,940 at June 30, 2000 (none at September 30, 1998).

     Total car lease expense for operating leases was $7,428 and $6,907 in the periods ended September 30, 1999 and September 30, 1998 respectively and $5,435 and $5,606 in the nine month periods ended June 30, 2000 and June 30, 1999, respectively. The Company leases premises under a month by month agreement. Total rent expense for operating leases was $10,072 and $15,728 in the periods ended September 30, 1999 and September 30, 1998, respectively and $56,361 and $29,840 in the nine month periods ended June 30, 2000 and June 30, 1999, respectively.

                        SPORTS FITNESS & LEISURE LIMITED

 (Information for the nine months ended June 30, 1999 and 2000 is unaudited)


5.   BORROWINGS

     Arrangement with Prudential Assurance Company Limited

     In August 1999, the Company entered into an agreement with the Prudential Assurance Company Limited (the `Prudential'). Under the agreement, the Prudential agreed to provide $2,205,654 to the Company in various instalments through February 1, 2001 to support the Company's development of the web portal to market a pension scheme being underwritten by the Prudential, together with certain sales and marketing resources.

     Under the agreement with the Prudential, at September 30, 1999 the Company had received $1,066,167. In the nine month period ended June 30, 2000, an additional $354,850, was received by the Company, giving a total of $1,421,017 received as at June 30, 2000 under this agreement. A further $352,850 is receivable in each of fiscal 2000 and fiscal 2001. In return, the Company agreed to build the web portal and to repay, plus interest, the support payments made by the Prudential. The timing of the repayments is based upon the Company's achievement of certain membership number milestones.

     Based on the membership plan agreed with the Prudential, the following repayments will be made:

     Year ended September 30,

                     2000                                  $    56,700
                     2001                                      174,960
                     2002                                      526,500
                     2003                                      907,200
                     2004                                      970,177
                                                           -----------

                                                             2,635,537

     Amounts yet to be drawn                                (1,142,100)
     Assumed interest                                         (427,270)
                                                           -----------
                                                           $ 1,066,167

                                                           ===========


     Interest of $13,245 and $25,721 has been expensed in relation to this arrangement during the year ended September 30, 1999 and the nine months ended June 30, 2000, respectively.

     Loan from former parent company
     An interest-free loan of $123,750 was made to the Company by its former parent during the period ended September 30, 1998. Of this loan, $92,235 was subsequently forgiven by its parent, which has been reflected in the statement of operations for the period ended September 30, 1998.

                       SPORTS FITNESS & LEISURE LIMITED
                NOTES TO THE FINANCIAL STATEMENTS-(Continued)
  (Information for the nine months ended June 30, 1999 and 2000 is unaudited)



6.   INCOME TAXES

     Due to operating losses and the inability to recognize a corporation tax benefit therefrom, there is no provision for income taxes for the periods ended September 30, 1999 and September 30, 1998.

     Deferred income taxes reflect the net tax affects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets are as follows:

                                                             September 30,
                                                     -------------------------
                                                         1999          1998
                                                     -----------   -----------
     Deferred tax assets:
       UK net operating loss carry forwards          $  (220,322)  $   (18,447)
       Other                                                 854           906
       Valuation allowance                               219,468        17,541
                                                     -----------   -----------
       Net deferred tax assets                       $         -   $         -
                                                     ===========   ===========

     Realisation of deferred tax assets is dependent on future earnings, if any, the timing and the amount of which are uncertain. Accordingly, a valuation allowance in an amount equal to the deferred tax assets at September 30, 1999 and 1998 has been established to reflect these uncertainties. The change in the valuation allowance was a net of approximately $17,541 for the fiscal year ended September 30, 1998 and $202,246 for the fiscal year ended September 30, 1999.

     As of September 30, 1999 the Company has net operating loss carry forwards of approximately $738,938 which have no expiry date.

7.   EMPLOYEE BENEFIT PLAN
     The Company operates a defined contribution pension scheme. Contributions payable are charged to the Statement of Operations. Total contributions in the year ended September 30, 1999 were $7,260 and $771 for the period from October 2, 1997 (inception) to September 30, 1998, $5,366 for the nine month period ended June 30, 2000 and $5,501 for the nine month period ended June 30, 1999.

                       SPORTS FITNESS & LEISURE LIMITED
                NOTES TO THE FINANCIAL STATEMENTS-(Continued)
  (Information for the nine months ended June 30, 1999 and 2000 is unaudited)


8.   RELATED PARTY TRANSACTIONS
     The following related party transactions were entered into during the year:

                                                           Expense       Payable

                                                       -----------   -----------
     Dale and Co                                       $    19,536             -
     Leisure Corporation                               $   208,332   $    22,831

     Dale and Co and Leisure Corporation are related parties as the proprietors of these businesses, M Dale and R Paton, respectively, are also directors of the Company.

9.   SUBSEQUENT EVENTS
     On July 6, 2000 the Company closed a Stock Purchase Agreement for the sale of all of the outstanding stock of the Company to e-Commerce Group Inc. Consideration received consisted of 385,000 shares of common stock in e-Commerce Group, plus $350,000 in cash to be received within 375 days of the closing. However, in the event that e-Commerce Group does not raise at least $350,000 in future share offerings, 107,700 shares of common stock in e-Commerce Group will be issued instead of the cash payment.

             UNAUDITED CONDENSED PRO FORMA CONSOLIDATED FINANCIAL
                     INFORMATION OF E-COMMERCE GROUP, INC

The following information, which is unaudited, gives pro forma effect to the acquisition of Sports Fitness and Leisure Limited ("SFL") by e-commerce group, Inc.

The acquisition of SFL has been accounted for using the purchase method of accounting. Under this method of accounting, the purchase price of the acquisition is allocated to the net assets acquired based on their fair values at the date of acquisition.

In consideration for the SFL shares, e-commerce group, Inc.:

-    issued an aggregate of 385,000 shares of its Common Stock, and

-    agreed to either

     - make a cash payment of $350,000 to the SFL shareholders on or before July 16, 2001 from the proceeds received by e-commerce group, Inc. from a round or rounds of financing resulting in aggregate cash proceeds of at least $350,000, or

     - if no such financing or financings have been completed by July 6, 2001, issue 107,700 additional shares of Common Stock.

The cost of the acquisition of SFL is based on the average e-commerce group, Inc. share price taking an average of the share price for a period of two days before and two days after the acquisition was announced. It also includes the cash consideration payable of $350,000 as, in the estimation of e-commerce group, Inc. management, it is probable that the additional consideration will be paid in cash rather than shares. The acquisition was announced on 6 July, 2000 and a price of US$3.25 has been used. The allocation of the purchase price of SFL has not yet been determined. All of the excess of the purchase price over the book value of assets purchased is being treated as goodwill. Accordingly, the amounts reflected below may differ from the amounts that would have been determined had the final allocation of the purchase price been known.

The following information is not necessarily indicative of the results of operations and financial position of e commerce group, Inc. as they may be in the future or as they might have been had the acquisition occurred on the date assumed.

The unaudited condensed pro forma consolidated financial information should be read in conjunction with the historical financial statements of SFL included elsewhere in this Form 8-K/A.

             UNAUDITED CONDENSED PRO FORMA CONSOLIDATED FINANCIAL
                     INFORMATION OF E-COMMERCE GROUP, INC


Unaudited Condensed Pro Forma Consolidated Balance Sheet of e-commerce group, Inc., June 30, 2000

The following unaudited condensed pro forma consolidated balance sheet at June 30, 2000, gives pro forma effect to the acquisition of SFL as if this transaction had occurred on June 30, 2000. The historical financial information for e-commerce group, Inc. is derived from its unaudited historical consolidated balance sheet at June 30, 2000. The historical information for SFL is derived from its unaudited historical balance sheet at March 31, 2000.


                                                                Historical                              Pro Forma
                                                  ------------------------------------ -----------------------------------
                                                     e-commerce           SFL            Adjustments         Consolidated
                                                       group                                (note)
                                                  -------------         ---------        -----------         -------------
ASSETS
Current assets:
Cash and cash equivalents                         $      4,497          $   259,066      $         -         $     263,563
VAT receivable                                                              202,933                -               202,933
Other current assets                                         -                5,498                -                 5,498
Prepayments                                            129,900                    -                -               129,900
                                                  ------------          -----------      -----------         -------------
Total current assets                                   134,397              467,497                -               601,894

Plant and equipment, net                                     -               78,374                -                78,374
Goodwill                                                     -                    -        2,952,693    (a)      2,952,693

                                                  ------------          -----------      -----------         -------------
TOTAL ASSETS                                      $    134,397          $   545,871      $ 2,952,693         $   3,632,961
                                                  ============          ===========      ===========         =============


LIABILITIES AND SHAREHOLDERS EQUITY
Current liabilities:
Bank loans and overdrafts                         $          -          $         -      $         -         $           -
Promissory note                                        240,000                    -                -               240,000
Accounts payable                                       129,900               86,469                -               216,369
Current portion of capital leases                            -               11,841                -                11,841
Accruals and other creditors                           129,855               81,517          650,000    (b)        861,372
                                                  ------------          -----------      -----------         -------------

TOTAL CURRENT LIABILITIES                              499,755              179,827      $   650,000             1,329,582
                                                  ------------          -----------      -----------         -------------

Long term debt                                               -            1,385,322                -             1,385,322
Capital leases                                               -               32,165                -                32,165

SHAREHOLDERS' EQUITY
Issued and outstanding shares                            6,005                2,308           (1,923)   (c)          6,390
Additional paid in capital                              12,745               13,255        1,237,610    (d)      1,263,610
Currency translation adjustment                              -               68,719          (68,719)   (e)              -
Accumulated deficit                                   (384,108)          (1,135,725)       1,135,725    (f)       (384,108)
                                                  ------------          -----------      -----------         -------------
TOTAL SHAREHOLDERS' EQUITY                            (365,358)          (1,051,443)       2,302,693               885,892
                                                  ------------          -----------      -----------         -------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY        $    134,397          $   545,871      $ 2,952,693         $   3,632,961
                                                  ============          ===========      ===========         =============

See Note to the Unaudited Condensed Pro Forma Consolidated Financial Information

             UNAUDITED CONDENSED PRO FORMA CONSOLIDATED FINANCIAL
                     INFORMATION OF E-COMMERCE GROUP, INC


Unaudited Condensed Pro Forma Consolidated Statements of Operations

Six months ended June 30, 2000

The following unaudited condensed pro forma consolidated statement of operations for the six months ended June 30, 2000, gives pro forma effect to the acquisition of SFL as if the transaction had occurred on January 1, 2000. The historical financial information for e-commerce group, Inc. is derived from its unaudited statement of operations for the six months ended June 30, 2000. The historical information of SFL is derived from its unaudited historical statement of operations for the six months ended March 31, 2000.

The allocation of the purchase price of SFL has not yet been determined. All of the excess of the purchase price over the book value of assets purchased is being treated as goodwill.

                                                                 Historical                         Pro Forma
                                                  ------------------------------- ------------------------------------
                                                     e-commerce           SFL       Adjustments         Consolidated
                                                       group                          (note)
                                                  -----------------   ----------   -------------       --------------
Revenue                                               $          -    $    1,967   $          -        $        1,967
                                                      ------------    ----------   ------------        --------------
Gross profit                                          $          -         1,967              -                 1,967

Operating expenses:
    Research and development                                     -         1,524              -                 1,524
    Sales, general and administration                      286,868       373,027        492,116 (g)         1,152,011
                                                      ------------    ----------   ------------        --------------

Total operating expenses                                   286,868       374,551        492,116             1,153,553
                                                      ------------    ----------   ------------        --------------

Operating loss                                            (286,868)     (372,584)      (492,116)           (1,151,586)
Interest receivable and similar income                           -         1,807              -                 1,807

Interest Expense                                                 -       (27,756)       (27,410)(h)           (55,166)
                                                      ------------    ----------   ------------        --------------
Loss before income taxes                                  (286,868)     (398,533)      (519,526)           (1,204,945)

Income tax expense                                               -             -              -                     -
                                                      ------------    ----------   ------------        --------------
Net loss                                              $   (286,868)   $ (398,533)  $   (519,526)       $   (1,204,945)
                                                      ============    ==========   ============        ==============

Loss per share - basic and diluted                    $     (0.048)                                    $        (0.19)
                                                      ============                                     ==============

Shares used in per share calculation

 - basic and diluted                                     6,000,000                      385,000 (i)         6,385,000
                                                      ============                 ============        ==============

See Note to the Unaudited Condensed Pro Forma Consolidated Financial Information

             UNAUDITED CONDENSED PRO FORMA CONSOLIDATED FINANCIAL
                     INFORMATION OF E-COMMERCE GROUP, INC


Year ended December 31, 1999
The following unaudited condensed pro forma consolidated statement of operations for the year ended December 31, 1999, gives pro forma effect to the acquisition of SFL as if the transaction had occurred on January 1, 1999. The historical financial information for e-commerce group, Inc. is derived from its audited statement of operations for the year ended December 31, 1999. The historical information of SFL is derived from its audited historical statement of operations for the year ended September 30, 1999.

The allocation of the purchase price of SFL has not yet been determined. All of the excess of the purchase price over the book value of assets purchased is being treated as goodwill.

                                          Historical                                  Pro Forma
                               ------------------------------------------------------------------------------
                               e-commerce               SFL             Adjustments            Consolidated
                                 group                                     (note)
                               ----------           -----------         -----------          --------------
Revenue                        $        -           $   4,613          $         -           $     4,613
                               ----------           ---------          -----------           -----------
Gross profit                                            4,613                    -                 4,613

Operating expenses:
  Research and
   Development                          -              48,781                    -                48,781
  Sales, general and
   administration                   3,755             613,107              984,231(g)          1,601,093
  Total operating              ----------           ---------          -----------           -----------
   expenses                         3,755             661,888              984,231             1,649,874
                               ----------           ---------          -----------           -----------

Operating loss                     (3,755)           (657,275)            (984,231)           (1,645,261)

Interest receivable and
 similar income                         -                 874                    -                   874
Interest expense                        -             (22,126)             (51,550)(h)           (73,676)
                               ----------           ---------          -----------           -----------

Loss before
 income taxes                      (3,755)           (678,527)          (1,035,781)           (1,718,063)

Income tax expense                      -                   -                    -                     -
                               ----------           ---------          -----------           -----------
Net loss                       $   (3,755)          $(678,527)         $(1,035,781)          $(1,718,063)
                               ==========           =========          ===========           ===========

Loss per share - basic
 and diluted                   $        -                                                    $     (0.27)
                               ==========                                                    ===========
Shares used in per share
calculation - basic and
diluted                         6,000,000                                  385,000(i)          6,385,000
                               ----------                                ---------           -----------

See Note to the Unaudited Condensed Pro Forma Consolidated Financial Information

             UNAUDITED CONDENSED PRO FORMA CONSOLIDTAED FINANCIAL
                     INFORMATION OF E-COMMERCE GROUP, INC

Note - Pro Forma Adjustments

Balance Sheet
The unaudited condensed pro forma consolidated balance sheet gives effect to the transactions as follows:

                                                                      Transaction
                                                                      Allocations
       Share consideration of 385,000 shares at $3.25 per share,
       the average share price for a period of two days before and two days after the acquisition was announced:
       Ordinary shares ($0.001 par value)                                $      385
       Additional Paid in Capital                                         1,250,865
                                                                         ----------
       Total share consideration                                          1,251,250
       Cash consideration                                                   350,000
       Legal and other costs                                                300,000
                                                                         ----------
       Total cost of investment                                           1,901,250
       Add total net liabilities acquired                                 1,051,443
                                                                         ----------
       Goodwill                                                          $2,952,693
                                                                         ==========

The pro forma adjustments as a result of the above transaction can be summarized as follows:

                                                                       Adjustments
(a)    Intangible fixed assets:
       Goodwill                                                          $2,952,693
                                                                         ==========

(b)    Accruals:
       Cash consideration due                                            $  350,000
       Legal fees                                                           300,000
                                                                         ----------
                                                                         $  650,000
                                                                         ==========
(c)    Common Stock:
       Shares issued as partial consideration for SFL                    $      385
       Elimination of SFL                                                    (2,308)
                                                                         ----------
       Total                                                             $   (1,923)
                                                                         ==========

(d)    Additional Paid in Capital:
       Excess over par value of $1,250,865 arising on shares             $1,250,865
       issued as partial consideration of SFL
       Elimination of SFL                                                   (13,255)
                                                                         ----------
       Total                                                             $1,237,610
                                                                         ==========

(e)   Currency translation adjustment
      Elimination of SFL                                                 $  (68,719)
                                                                         ==========

(f)    Retained deficit
       Elimination of SFL                                                $1,135,725
                                                                         ==========

             UNAUDITED CONDENSED PRO FORMA CONSOLIDATED FINANCIAL
                     INFORMATION OF E-COMMERCE GROUP, INC


Statements of Operations
The unaudited condensed pro forma consolidated statement of operations gives effect to the following pro forma adjustments:

                                                                    Six months       Year ended
                                                                    ended June,      December 31,
                                                                      30, 2000          1999
(g)    Amortization of goodwill:
          Goodwill arising on the acquisition of SFL of
          $2,952,693 amortized over its estimated useful life
          of three years                                             $492,116         $984,231
                                                                     ========         ========

(h)   Interest expense:
          Interest on borrowed funds to fund operations              $ 27,410         $ 51,550
                                                                     ========         ========
(i)    Number of shares used in calculating per share amounts:
          Common shares issued in connection with the
          acquisition of SFL                                          385,000          385,000
                                                                     ========         ========